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                                                                     EXHIBIT 5.1

                                PATTON BOGGS LLP
                               1660 Lincoln Street
                                   Suite 1900
                             Denver, Colorado 80264

                                 (303) 830-1776


                                  July 8, 2002

AspenBio, Inc.
8100 Southpark Way, Bldg. B-1
Littleton, CO  80120

Ladies and Gentlemen:

         We have acted as counsel for AspenBio, Inc., a Colorado corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of the transfer of 1,489,280 shares of the Company's common stock (the "Common Stock") by certain shareholders of the Company.

         We have examined the Articles of Incorporation and the Bylaws of the Company and the record of the Company's corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

         Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that the shares of Common Stock being transferred by the selling shareholders as described in the Registration Statement have been legally issued and are fully paid and non-assessable.

         We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, and (b) to the filing of this opinion as an exhibit to the Registration Statement.

         This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                                                     Very truly yours,

                                                     /s/ PATTON BOGGS LLP

                                                     PATTON BOGGS LLP